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                                                                     EXHIBIT 2.2

                                   AGREEMENT
                                   ---------

     Extended Stay America, Inc. (the "Company") hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted exhibit to the Agreement to Purchase Hotel dated as of May 1, 1996 among ESA Properties, Inc., Kipling Hospitality Enterprise Corporation, and
J. Craig McBride.

                                EXTENDED STAY AMERICA, INC.



                                By: /s/ Robert A. Brannon
                                   ----------------------------------
                                    Robert A. Brannon
                                    Senior Vice President and
                                    Chief Financial Officer
Dated: August 12, 1996